Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 10, 2010, is by and among MCAFEE, INC., a Delaware corporation (“McAfee”), MCAFEE IRELAND HOLDINGS LIMITED, a limited liability company incorporated under the laws of Ireland (the “Irish Borrower” and together with McAfee, the “Borrowers”) each of the Guarantors (collectively with the Borrower, the “Loan Parties”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).
W I T N E S S E T H
     WHEREAS, the Loan Parties, the Lenders, the Administrative Agent and the L/C Issuer are parties to that certain Credit Agreement dated as of December 22, 2008 (as amended from time to time, the “Credit Agreement”);
     WHEREAS, McAfee has requested an amendment to the Credit Agreement;
     WHEREAS, certain Lenders have agreed to provide additional Revolving Commitments under the Credit Agreement; and
     WHEREAS, the Lenders have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth and the additional Revolving Commitments of certain Lenders are reflected herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendments. The Credit Agreement is amended as follows:
     (a) The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
     “First Amendment Effective Date” means February 10, 2010.
     “McAfee International BV” means McAfee International B.V., a company formed under the laws of the Netherlands.
     “Safeboot Holding BV” means Safeboot Holding B.V., a company formed under the laws of the Netherlands.
     (b) The following definitions in Section 1.01 of the Credit Agreement are amended in their entirety to read as follows:
     “Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders, as it may be increased from time to time pursuant to Section 2.02(f) or decreased from time to time pursuant to Section 2.05. The amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is FOUR HUNDRED AND FIFTY MILLION DOLLARS ($450,000,000).

     “Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

			Applicable Rate for
			Eurocurrency Rate
	Consolidated		Loans/	Applicable Rate for
Pricing Tier	Leverage Ratio	Commitment Fee	Letters of Credit	Base Rate Loans
1	< 1.0:1.0	0.375%	2.50%	2.50%
2	> 1.0:1.0 but < 1.75:1.0	0.50%	2.75%	2.75%
3	> 1.75:1.0	0.625%	3.00%	3.00%
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate.
     “Availability Period” means, the period from the First Amendment Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or has had a receiver, conservator, trustee or custodian appointed for it; it being understood that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity or controlling interest (or solely by the exercise of control over such Lender by virtue of such ownership) by a Governmental Authority or instrumentality thereof.
     “Fee Letters” means the collective reference to the Joint Fee Letter, the Bank of America Fee Letter, the RBS Fee Letter and each other fee letter agreement entered into by and among McAfee and/or any Loan Party, on the one hand and any of the Administrative Agent and/or any Lender and/or any Joint

Lead Arranger, on the other hand, each as may be amended or modified from time to time.
     “Maturity Date” means December 22, 2012; provided, however, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
     (c) The text preceding the proviso in Section 2.02(f) of the Credit Agreement is amended in its entirety to read as follows:
     McAfee may at any time and from time to time, after the First Amendment Effective Date, upon prior written notice by McAfee to the Administrative Agent, increase the Aggregate Revolving Commitments (but not the Letter of Credit Sublimit) with additional Revolving Commitments from any existing Lender with a Revolving Commitment or new Revolving Commitments from any other Person selected by the Borrower and reasonably acceptable to the Administrative Agent and the L/C Issuer; provided, however, at no time shall the Aggregate Revolving Commitments exceed SIX HUNDRED MILLION DOLLARS ($600,000,000)
     (d) A new subsection (d) is added at the end of Section 4.01 of the Credit Agreement to read as follows:
     (d) The guarantees provided under Section 4.01(b) by each of McAfee International BV and Safeboot Holding BV do not apply to any liability to the extent it would result in any such guarantee constituting unlawful financial assistance under section 2:207c of the Dutch Civil Code or any other applicable law of the Netherlands.
     (e) Section 7.02(a) of the Credit Agreement is amended in its entirety to read as follows:
     (a) within five Business Days after the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of McAfee (such Compliance Certificate shall include (i) such supplements to Schedules 6.13 and 6.19 of the Disclosure Letter, as are necessary such that, as supplemented, such Schedules would be accurate and complete as of the date of such Compliance Certificate, (ii) calculations demonstrating that (A) McAfee and the Domestic Guarantors, in the aggregate, (1) own at least 80% of the assets of McAfee and its Domestic Subsidiaries and (2) earn at least 80% of the revenues of McAfee and its Domestic Subsidiaries and (B) the Irish Borrower and its Subsidiaries that are Foreign Guarantors, in the aggregate, (1) own at least 80% of the assets of the Irish Borrower and its Subsidiaries and (2) earn at least 80% of the revenues of Irish Borrower and its Subsidiaries and (iii) evidence of compliance with Section 8.02, including all outstanding Investments and calculation of the McAfee Liquidity Amount).
     (f) Schedule 2.01 of the Credit Agreement is amended and restated in its entirety to read as provided on Schedule 2.01. Each Lender agrees that Schedule 2.01 attached hereto accurately reflects its Applicable Percentage of the Aggregate Revolving Commitments as of the First Amendment Effective Date.
     2. Increase in Revolving Commitments.
     (a) On the First Amendment Effective Date, the Aggregate Revolving Commitments are being increased from $100 million to $450 million. The Revolving Commitment of each Lender (whether an existing Lender prior to the First Amendment Effective Date or a New Lender (as defined below)) after giving effect to the increase is as set forth on the revised Schedule 2.01 attached to this Amendment.
     (b) On the First Amendment Effective Date, McAfee shall repay and reborrow Revolving Loans in such amounts as shall be necessary in order that, after giving effect to all such repayments and reborrowings, such Revolving Loans and participation interests in L/C Obligations will be held by each Lender ratably in accordance with its Revolving Commitment after giving effect to the First Amendment.
     (c) The Borrowers, the Guarantors and each New Lender (as hereinafter defined) hereby acknowledge, agree and confirm that each Person that did not have a Revolving Commitment prior to the First Amendment Effective Date (each, a “New Lender”) shall from and after the First Amendment Effective Date be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if such Lender had executed the Credit Agreement, including without limitation, the Revolving Commitment of each New Lender set forth on Schedule 2.01 attached to this Amendment and Revolving Loans thereunder shall constitute Revolving Commitments and Revolving Loans under, and shall be entitled to all the benefits afforded by, the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty.
     3. Conditions Precedent. This Amendment shall be and become effective upon satisfaction of the following conditions precedent:
     (a) The Administrative Agent shall have received counterparts of this Amendment duly executed the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the L/C Issuer.
     (b) Receipt by the Administrative Agent of a certificate of a Responsible Officer of each Domestic Loan Party, (i) certifying that the Organization Documents of each Domestic Loan Party delivered on the Closing Date have not been amended, supplemented or otherwise modified since the Closing Date and remain in full force and effect as of the First Amendment Effective Date and (ii) attaching resolutions of each Domestic Loan Party approving and adopting this Amendment, in form and substance reasonably satisfactory to the Administrative Agent, and authorizing the execution and delivery of this Amendment and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the First Amendment Effective Date.
     (c) Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the First Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.
     (d) All Term Loans shall have been paid in full and the Term Loan Commitment shall have been terminated.

     (e) Receipt by the Administrative Agent and all other Lenders of any fees due and owing to them as of the date hereof, together with reimbursement for all reasonable, documented out-of-pocket expensed owing to the Administrative Agent (including the reasonable fees and expenses of Moore & Van Allen PLLC).
     4. Miscellaneous.
     (a) The Loan Parties (i) acknowledge and consent to all of the terms and conditions of this Amendment, (ii) affirm all of their obligations under the Loan Documents and (iii) agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge their obligations under the Credit Agreement or the other Loan Documents.
     (b) The Loan Parties hereby represent and warrant as follows:
     (i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (ii) This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.
     (c) The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.
     (d) Each Loan Party acknowledges and confirms that its obligation to pay the Obligations are unconditional and not subject to any offsets, defenses or counterclaims.
     (e) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or by pdf shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
     (f) This Amendment shall constitute a Loan Document under the terms of the Credit Agreement. All references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

     (g) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     (h) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.
BORROWERS:
MCAFEE, INC.,
a Delaware corporation, as a Borrower and,
with respect to the Foreign Obligations, as a
Guarantor

By:	/s/ Keith Krzeminski
	Name:	Keith Krzeminski
	Title:	SVP, Finance & CAO

Given under the Common Seal of	By:	/s/ Keith Krzeminski
MCAFEE IRELAND HOLDINGS LIMITED,		Name: Keith Krzeminski
a limited liability company incorporated under the laws of Ireland was affixed hereto in the presence of:		Title: Director

	By:	/s/ Doug Rice
Name: Doug Rice
Title: Director/Secretary
Witness Signature: /s/ Jared Ross
Witness Name: Jared Ross
Witness Occupation: Attorney
Witness Address:
c/o McAfee, Inc.
5000 Headquarters Drive
Plano, TX 75024
MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

FOREIGN GUARANTORS: MCAFEE CAYMAN ISLANDS COMPANY a company formed under the laws of the Cayman Islands
By:	/s/ Doug Rice
	Name:	Doug Rice
	Title:	Director

MCAFEE INTERNATIONAL B.V. a company formed under the laws of the Netherlands
By:	/s/ Anthony Emmet Ruiseal
	Name:	Anthony Emmet Ruiseal
	Title:	Managing Director

SAFEBOOT HOLDING B.V. a company formed under the laws of the Netherlands
By:	/s/ Anthony Emmet Ruiseal
	Name:	Anthony Emmet Ruiseal
	Title:	Managing Director

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
	By:	/s/ Kathleen M. Carry

Name: Kathleen M. Carry Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender and L/C Issuer
	By:	/s/ Christina Felsing

Name: Christina Felsing Title: Vice President
MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

THE ROYAL BANK OF SCOTLAND PLC, as a Lender
By:	/s/ Debbie Olson
	Name:	Debbie Olson
	Title:	Senior Vice President

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

COMPASS BANK, as a Lender
By:	/s/ Andrew Widmer
	Name:	Andrew Widmer
	Title:	Vice President

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Richard J. Ameny, Jr.
	Name:	Richard J. Ameny, Jr.
	Title:	Vice President

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ Allan B. Minder
	Name:	Allan B. Minder
	Title:	Vice President

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

SILICON VALLEY BANK, as a Lender
By:	/s/ Doug Bontemps
	Name:	Doug Bontemps
	Title:	Director

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:	/s/ David Hants
	Name:	David Hants
	Title:	Senior Vice President

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ Margarita A. Chichioco
	Name:	Margarita A. Chichioco
	Title:	Senior Vice President

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Authorized Signatory

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

COMERICA BANK, as a Lender
By:	/s/ Steve D. Clear
	Name:	Steve D. Clear
	Title:	Vice President

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ William M. Ginn
	Name:	William M. Ginn
	Title:	Executive Officer

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

BANK OF TAIWAN, LOS ANGELES BRANCH, as a Lender
By:	/s/ Chwan-Ming Ho
	Name:	Chwan-Ming Ho
	Title:	VP & General Manager

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

MANUFACTURERS BANK, as a Lender
By:	/s/ Sandy Lee
	Name:	Sandy Lee
	Title:	Vice President

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

CHINA MERCHANTS BANK CO., LTD., NEW YORK BRANCH, as a Lender
By:	/s/ Andrew Xuejun Mao
	Name:	Andrew Xuejun Mao
	Title:	Chief Marketing Officer

By:	/s/ Chengyue Jiao
	Name:	Chengyue Jiao
	Title:	Deputy General Manager

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST COMMERCIAL BANK NEW YORK AGENCY, as a Lender
By:	/s/ Jenn-Hwa Huang
	Name:	Jenn-Hwa Huang
	Title:	General Manager

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

HUA NAN COMMERCIAL BANK LTD., LOS ANGELES BRANCH, as a Lender
By:	/s/ Oliver C.H. Hsu
	Name:	Oliver C.H. Hsu
	Title:	V.P. & General Manager

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

CHANG HWA COMMERCIAL BANK, LOS ANGELES BRANCH, as a Lender
By:	/s/ Beverly Chen
	Name:	Beverly Chen
	Title:	VP & General Manager

MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

Schedule 2.01
COMMITMENTS AND APPLICABLE PERCENTAGES

		Applicable
		Percentage of
		Aggregate
		Revolving
Lender	Revolving Commitment	Commitments
Bank of America, N.A.	$45,000,000	10.000000000%
The Royal Bank of Scotland PLC	$45,000,000	10.000000000%
Compass Bank	$40,000,000	8.888888889%
U.S. Bank National Association	$40,000,000	8.888888889%
Union Bank of California, N.A.	$40,000,000	8.888888889%
Silicon Valley Bank	$40,000,000	8.888888889%
HSBC Bank USA, National Association	$35,000,000	7.777777778%
Wells Fargo Bank, N.A.	$30,000,000	6.666666667%
Morgan Stanley Bank, N.A.	$25,000,000	5.555555556%
Comerica Bank	$25,000,000	5.555555556%
Sumitomo Mitsui Banking Corporation	$25,000,000	5.555555556%
Bank of Taiwan, Los Angeles Branch	$15,000,000	3.333333333%
Manufacturers Bank	$10,000,000	2.222222222%
China Merchants Bank Co., Ltd., New York Branch	$10,000,000	2.222222222%
First Commercial Bank New York Agency	$10,000,000	2.222222222%
Hua Nan Commercial Bank Ltd., Los Angeles Branch	$10,000,000	2.222222222%
Chang Hwa Commercial Bank, Los Angeles Branch	$5,000,000	1.111111111%
TOTAL	$450,000,000	100.000000000%
MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT

Schedule 1
ADDITIONAL REVOLVING COMMITMENTS

Lenders	Additional Revolving Commitment
Bank of America, N.A.	$17,500,000
The Royal Bank of Scotland PLC	$25,000,000
Compass Bank	$40,000,000
U.S. Bank National Association	$25,000,000
Union Bank of California, N.A.	$27,500,000
Silicon Valley Bank	$40,000,000
HSBC Bank USA, National Association	$35,000,000
Wells Fargo Bank, N.A.	$15,000,000
Morgan Stanley Bank, N.A.	$20,000,000
Comerica Bank	$25,000,000
Sumitomo Mitsui Banking Corporation	$25,000,000
Bank of Taiwan, Los Angeles Branch	$15,000,000
Manufacturers Bank	$5,000,000
China Merchants Bank Co., Ltd., New York Branch	$10,000,000
First Commercial Bank, New York Agency	$10,000,000
Hua Nan Commercial Bank Ltd., Los Angeles Branch	$10,000,000
Chang Hwa Commercial Bank, Los Angeles Branch	$5,000,000

TOTAL:	$350,000,000
MCAFEE, INC.
FIRST AMENDMENT TO CREDIT AGREEMENT